SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2026 (November 30, 2025)

QUANTUMZYME CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-56725	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

15656 Bernardo Center Drive Suite 801

San Diego, CA 92127

Tel.: 858-203-0312

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

QUANTUMZYME CORP.

Form 8-K

Current Report

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2025, the Board of Directors of Quantumzyme Corp. (the “Company”) approved an amendment to the Company’s Articles of Incorporation to change the Company’s name from Quantumzyme Corp. to Quantum Genesis AI Corp. (the “Name Change”). On November 30, 2025, the holder of a majority of the voting power of the Company’s outstanding capital stock approved the Name Change by written consent.

The Company has not yet filed the Certificate of Amendment with the Nevada Secretary of State. The Certificate of Amendment will be filed following the completion of the Company’s Schedule 14C information statement process and the expiration of the applicable 20-day waiting period required under federal securities laws, at which time the Name Change may become effective. The Company has filed an Issuer Company-Related Action Notification Form with FINRA to give reflect the Name Change and to apply for a new stock symbol. To this end, we will endeavor to update our shareholders, and the markets generally, upon approval and deemed effectiveness by FINRA.

The Name Change will not affect the rights of shareholders and will not result in any change to the Company’s authorized capital, issued and outstanding shares, CUSIP number, or par value. A change to the Company’s ticker symbol will be assigned by FINRA upon completion of its review of the Company’s corporate action request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTUMZYME CORP.

Dated: January 7, 2026	/s/ Naveen Krishnarao Kulkarni
By: Naveen Krishnarao Kulkarni
Its: Chief Executive Officer

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